Exhibit 1

CERTIFICATE NUMBER	SHARES
THE GABELLI HEALTHCARE & WELLNESSRx TRUST
Organized Under the Laws of The State of Delaware
[     ]% Series A Cumulative Preferred Shares
Par Value $0.001 Per Share
Liquidation Preference $[     ] Per Share
CUSIP Number 36246K202
     This certifies that Cede & Co. is the owner of [     ] fully paid non-assessable [     ]% Series A Cumulative Preferred Shares, par value $0.001 per share, liquidation preference $[     ] per share, of The Gabelli Healthcare & WellnessRx Trust (the “Fund”) transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.
     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.
     IN WITNESS THEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this ___ day of ___.

COMPUTERSHARE TRUST COMPANY, N.A. As Transfer Agent and Registrar		THE GABELLI HEALTHCARE & WELLNESSRx TRUST

By:		By:
	Authorized Signature		President

Attest:
Secretary

FOR VALUE RECEIVED,                                                         hereby sells, assigns and transfers unto
                      Shares presented by this Certificate, and do hereby irrevocably constitute and appoint                                            Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.
Dated                                         ,
In presence of

The Fund will furnish to any shareholder, upon request and without charge, the Fund’s Amended Agreement and Declaration of Trust, and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Fund, authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Fund or its agent for registration or transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.